UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2009

NEW ENERGY SYSTEMS GROUP
(Exact name of registrant as specified in the Charter)

Nevada	000-49715	91-2132336
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

A-3 Xinglian Industrial Zone
He Hua Ling, Pingxin Road, Xin Nan, Ping Hu Town
Longgang, Shenzhen China
 (Address of Principal Executive Offices)

86-755-6126-8588
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On December 9, 2009 the Board of Directors of New Energy Systems Group (the “Company”) appointed Weihe Yu to serve as Chairman of the Board of Directors of the Company.  Mr. Yu does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Yu and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.   During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Yu (or any member of his immediate family) had or is to have a direct or indirect material interest, except that Mr. Yu is the general manager of Shenzhen Anytone Technology Co., Ltd. (which the Company recently acquired).

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: December 11, 2009	By:	/s/ Fushun Li
Name: Fushun Li
Title: Chief Executive Officer and Director